Exhibit 99
								  ----------



								  Exhibit 7
								  ---------


			First Trust of New York, N.A.
		      Statement of Financial Condition
			       As of 03/31/96

				  ($000's)

      Assets                                                 03/31/96
							     --------
	Cash and Due From Depository Institutions            $ 23,596
	Federal Reserve Stock                                   3,600
	Fixed Assets                                              764
	Intangible Assets                                      84,233
	Other Assets                                            9,068
							     --------
	    Total Assets                                     $121,261
							     ========

      Liabilities
	Other Liabilities                                       2,533
							     --------
	Total Liabilities                                       2,553


      Equity
	Common and Preferred Stock                              1,000
	Surplus                                               120,932
	Undivided Profile                                      (3,224)
							     --------
	  Total Equity Capital                                118,708


      Total Liabilities and Equity Capital                   $121,261
							     ========


===============================================================================

To the best of the undersigned's determination, as of this date the above financial information is true and correct.

First Trust of New York, N.A.



By: /s/ Ward A Spooner
      Ward A. Spooner
      Vice President

Date:  August 19, 1996